UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, the board of directors of Blue Apron Holdings, Inc. (the “Company”) appointed Charlean Gmunder as the Company’s Chief Operating Officer, effective as of the commencement of Ms. Gmunder’s employment with Blue Apron, LLC, which was November 25, 2020. Ms. Gmunder will serve as the Company’s principal operating officer.

Ms. Gmunder, 57, served as Vice President of Catering Operations with United Airlines, Inc., an American airline company, from January 2018 to April 2020, where she was responsible for United’s entire global catering operations. From August 2015 to October 2017, Ms. Gmunder served as Vice President, Operations at Maple Leaf Foods Inc., a leading North American producer of sustainable meat and plant-based proteins, where she was responsible for manufacturing operations consisting of 11 meat processing plants across Canada. Prior to Maple Leaf Foods, Ms. Gmunder held senior positions in operations roles at Chiquita Brands, Promotion in Motion, Premio Foods, National Starch Food Innovation, and Wm. Wrigley Jr. Company. Ms. Gmunder is also a member of the board of directors at Jobs for America’s Graduates New Jersey, the nation’s largest dropout prevention and recovery program, serving young adults ages 12-24. Ms. Gmunder holds a B.S. in chemical engineering and an M.B.A from Rutgers University.

Pursuant to the terms of her employment offer letter with the Company (the “Offer Letter”), Ms. Gmunder is entitled to the following compensation:

Base Salary. Ms. Gmunder’s annual base salary is $450,000.

Bonus.  Ms. Gmunder will be eligible to receive a discretionary annual performance-based target cash bonus equal to 75% of her annual base salary, based on achievement of certain Company and individual performance goals.  Ms. Gmunder’s bonus for 2021 is guaranteed at the full 75% target.

Equity Compensation.  In connection with her appointment, the Company granted Ms. Gmunder a restricted stock unit award (the “New Hire Award”) under the Company’s 2017 Equity Incentive Plan (the “Plan”) for 73,832 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), representing a target value of $600,000. The New Hire Award is scheduled to vest over four years, with 25% of the New Hire Award vesting on November 25, 2021, and the remaining New Hire Award vesting in equal quarterly installments (on each February 25, May 25, August 25 and November 25) over the remaining three-year period thereafter. The equity grant to Ms. Gmunder is subject to the terms set forth in the Offer Letter, the Plan and the applicable award agreement.

Termination of Employment and Payments.  In connection with her appointment, Ms. Gmunder will be a “Covered Employee” under the Company’s Executive Severance Benefits Plan (the “Severance Plan”), which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2018 and is described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s definitive proxy statement for the 2020 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2020.

In addition to the benefits provided under the Severance Plan, if, the Company terminates Ms. Gmunder’s employment without Cause or she resigns for Good Reason (each as defined in the Severance Plan) following a Change in Control (as defined in the Severance Plan), she will be eligible to receive an additional cash severance amount equal to 6 months of her base salary.

Item 7.01 Regulation FD Disclosure.

On November 30, 2020, the Company announced Ms. Gmunder’s appointment as Chief Operating Officer by a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated November 30, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: November 30, 2020	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary